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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-09349, Form S-3 333-85923 and Form S-3 333-34574) of AVAX
Technologies, Inc. and in the related Prospectus of our report dated September 13, 2000, with respect to the financial statements of GPH, S.A. and its subsidiary included in this Current Report, as amended (Form 8-K), originally filed with the Securities and Exchange Commission on September 8, 2000.


                                                         /s/ Ernst & Young Audit


Paris, France
November 6, 2000